Exhibit 99.1

FOR IMMEDIATE RELEASE

Cutera Reports Third Quarter 2018 Financial Results

truSculpt® iD Sets Company Record for New System Launch

Company Achieves Sequential Gross Margin Improvement

BRISBANE, California, November 6, 2018 ─ Cutera, Inc. (NASDAQ: CUTR) (“Cutera” or the “Company”), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today reported financial results for the third quarter ended September 30, 2018.

Key financial and operational highlights for the third quarter of 2018 include:

●	Revenue increased 6% to $40.6 million for the third quarter and 13% to $117.3 million for the nine months ended September 30, 2018. The United States and International operations reported 5% and 9% growth in the third quarter over the prior year period, and 15% and 10% growth year-to-date, respectively;
o	Third quarter revenue performance continues to reflect strong demand for the Secret® RF system and a record performance for the newly launched next generation body sculpting system, truSculpt® iD.
o	In its launch quarter, truSculpt iD revenue exceeded any previous product launch and was 55% greater than truSculpt 3D’s second quarter of 2017 launch performance.
o	Third quarter International results reflect strong performances in EMEA and Asia and positions the Company well for the upcoming launch of truSculpt iD in these respective regions.
●	Gross Margin of 54%, compared to 53% in the second quarter 2018 and 58% in the prior year period. Sequential improvement seen in the third quarter reflects a combination of product and channel mix and benefits from operational improvement initiatives.
●	Operating expenses were 56% of revenue compared to 42% in the prior year period. The third quarter of 2017 included a one-time $4 million facility lease termination benefit. Non-GAAP* operating expenses were 51% of revenue compared to 50% in the prior year period, primarily reflecting $1.6 million in non-cash stock compensation in the current period vs. $1.0 million in the prior year period, and the one-time $4 million lease termination benefit.
●	GAAP Net Loss was $0.9 million, or $0.06 per fully-diluted share, while non-GAAP* net income was $1.6 million, or $0.11 per fully-diluted share.

“We remain committed to expanding Cutera’s leadership in the energy based aesthetic space while delivering long-term shareholder value,” stated Cutera President and CEO, James Reinstein. “The Company has a clearly defined growth strategy built around product innovation and strong distribution channels. Our growth initiatives include launching at least two products a year through a reinforced and expanded capital sales team. In 2018, we launched four products, three of which generate high margin revenue from Cutera products used in each procedure. We are very excited about our most recent launch, truSculpt iD, which addresses the billion-dollar body sculpting market, and set a company record for revenue contribution in its launch quarter.”

“We are also committed to improving the scalability of our business and continue to execute on our operational improvement activities,” continued Reinstein. “These initiatives will enhance the Company’s efficiency and enable Cutera to achieve its overall long-term corporate objectives.”

2018 Financial Outlook

●	We reiterate our 2018 revenue guidance range of $165 to $170 million, a 9% - 12% increase over 2017;
●	Full year gross margin expected in a range 53% to 54% of total revenue;
●	With the revised annual revenue range issued on October 4, GAAP operating expenses are now expected to be in the range of 57% to 58% of 2018 revenue; and
●	Our non-GAAP* earnings per share is now expected to be in the range of $0.40 to $0.50.

Conference Call

The Company will host a live audio webcast for interested parties commencing today at 1:30 p.m. PST (4:30 p.m. EST).  Participating in the call will be James Reinstein, President and Chief Executive Officer and Sandra Gardiner, Executive Vice President and Chief Financial Officer.  The call will be broadcast live over the Internet, hosted at the Investor Relations section of Cutera's website at http://www.cutera.com/, and will be archived online within 24 hours of its completion through November 30, 2018. In addition, you may call 1-877-705-6003 to listen to the live broadcast.

CONTACTS:

Cutera, Inc.

Matthew Scalo
Vice President, Investor Relations & Corporate Development
415-657-5500
mscalo@cutera.com

Investor Relations

John Mills

Partner, ICR, Inc.

646-277-1254

john.mills@icrinc.com

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has developed innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

*Use of Non-GAAP Financial Measures

In this press release, in order to supplement our condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for the statement of operations and net income(loss) per diluted share, which exclude non-cash expenses for stock-based compensation, depreciation and amortization, as well as the net tax impact of excluding these items.  From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.  We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure.  We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability, limited visibility, unpredictability, or unique non-recurring nature of the excluded items.

Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.  Non-GAAP financial measures for the statement of operations and net income per diluted share exclude the following:

Non-cash expenses for stock-based compensation. We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of options, performance and restricted stock. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods.  We believe that excluding this item allows users of our financial statements to better review and assess both current and historical results of operations.  We also believe that excluding non-cash expenses for stock-based compensation better allows for comparisons to our peer companies;

Non-recurring lease termination income.  We incurred a one-time benefit with respect to a certain lease termination transaction.  We exclude this benefit in calculating our non-GAAP operating expenses and net income measures as it relates to a unique, one-time event and has no direct impact or correlation to the operation of our on-going business. Additionally, we believe that its inclusion is potentially misleading to users of our financial statements given the lease termination income’s unique, non-recurring nature; and

Depreciation and amortization. We have excluded depreciation and amortization expense in calculating our non-GAAP operating expenses and net income measures.  Depreciation and amortization are non-cash charges to current operations.  We continue to evaluate our business performance excluding non-cash charges and believe that excluding these items allows users of our financial statements to better review and assess both current and historical results of operations.

Safe Harbor Statement

Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, Cutera’s plans, objectives, strategies, financial performance and outlook, product launches and performance, trends, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions.  Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera.

All information in this press release is as of the date of its release.  Accordingly, undue reliance should not be placed on forward-looking statements. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Cutera's financial performance for the third quarter ended September 30, 2018, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	June 30,	December 31,
	2018	2018	2017(1)
Assets
Current assets:
Cash and cash equivalents	$21,866	$18,432	$14,184
Marketable investments	5,018	10,573	21,728
Accounts receivable, net	25,444	22,122	20,777
Inventories	31,322	30,138	28,782
Other current assets and prepaid expenses	3,716	3,469	2,903
Total current assets	87,366	84,734	88,374

Property and equipment, net	2,784	2,632	2,096
Deferred tax asset	21,402	21,219	19,055
Goodwill	1,339	1,339	1,339
Other long-term assets	6,048	5,807	374
Total assets	$118,939	$115,731	$111,238

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$13,321	$10,743	$7,002
Accrued liabilities	22,904	22,756	26,848
Deferred revenue	8,939	9,288	9,461
Total current liabilities	45,164	42,787	43,311

Deferred revenue, net of current portion	2,380	2,519	2,195
Income tax liability	352	386	379
Other long-term liabilities	640	665	460
Total liabilities	48,536	46,357	46,345

Stockholders’ equity:
Common stock	14	14	13
Additional paid-in capital	68,180	66,291	62,025
Accumulated income	2,283	3,156	2,947
Accumulated other comprehensive loss	(74)	(87)	(92)
Total stockholders' equity	70,403	69,374	64,893
Total liabilities and stockholders' equity	$118,939	$115,731	$111,238

(1)	As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017(1)	2018	2017(1)

Products	$35,675	$33,486	$102,589	$89,688
Service	4,898	4,687	14,662	14,173
Total net revenue	40,573	38,173	117,251	103,861

Products	15,909	13,859	46,876	38,843
Service	2,779	2,104	8,779	6,241
Total cost of revenue	18,688	15,963	55,655	45,084
Gross profit	21,885	22,210	61,596	58,777
Gross margin %	54%	58%	53%	57%

Operating expenses:
Sales and marketing	14,479	13,148	43,102	36,708
Research and development	3,244	3,467	10,895	9,393
General and administrative	5,160	3,379	15,501	10,143
Lease termination income	-	(4,000)	-	(4,000)
Total operating expenses	22,883	15,994	69,498	52,244
Income (loss) from operations	(998)	6,216	(7,902)	6,533
Interest and other income (expense), net	(49)	197	(80)	746
Income (loss) before income taxes	(1,047)	6,413	(7,982)	7,279
Provision (benefit) for income taxes	(174)	225	(3,505)	166
Net income (loss)	$(873)	$6,188	$(4,477)	$7,113

Net income (loss) per share:
Basic	$(0.06)	$0.44	$(0.33)	$0.51
Diluted	$(0.06)	$0.42	$(0.33)	$0.48

Weighted-average number of shares used in per share calculations:
Basic	13,851	13,973	13,717	13,917
Diluted	13,851	14,767	13,717	14,733

(1)	As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended		% Change	Nine Months Ended		% Change
	Q3	Q3	Q3 '18 Vs	Q3	Q3	Q3 '18 Vs
	2018	2017(1)	Q3 '17	2018	2017(1)	Q3 '17
Revenue By Geography:
United States	$24,329	$23,275	+5%	$73,597	$64,058	+15%
International	16,244	14,898	+9%	43,654	39,803	+10%
Total Net Revenue	$40,573	$38,173	+6%	$117,251	$103,861	+13%
International as a percentage of total revenue	40%	39%		37%	38%

Revenue By Product Category:
Systems
- North America	$22,628	$21,869	+3%	$67,458	$58,955	+14%
- Rest of World	10,569	9,993	+6%	28,269	26,014	+9%
Total Systems	33,197	31,862	+4%	95,727	84,969	+13%
Consumables	1,055	595	+77%	2,881	1,743	+65%
Skincare	1,423	1,029	+38%	3,981	2,976	+34%
Total Products	35,675	33,486	+7%	102,589	89,688	+14%

Service	4,898	4,687	+5%	14,662	14,173	+3%
Total Net Revenue	$40,573	$38,173	+6%	$117,251	$103,861	+13%

(1)	As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

	Three Months Ended		Nine Months Ended
	Q3	Q3	Q3	Q3
	2018	2017	2018	2017
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$196	$101	$576	$377
Sales and marketing	541	394	1,744	1215
Research and development	163	157	617	633
General and administrative	731	345	2,587	1398
	$1,631	$997	$5,524	$3,623

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2018	2017(1)	2018	2017(1)
Cash flows from operating activities:
Net income (loss)	$(873)	$6,188	$(4,477)	$7,113
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	1,631	997	5,524	3,623
Depreciation of tangible assets	305	258	849	750
Amortization of contract acquisition costs	482	-	1,304	-
Change in deferred tax asset	(183)	-	(3,507)	-
Provision for doubtful accounts receivable	390	(6)	877	(9)
Other	240	(16)	215	(58)
Changes in assets and liabilities:
Accounts receivable	(3,712)	(1,407)	(5,544)	(3,048)
Inventories	(1,184)	(6,815)	(2,540)	(8,751)
Other current assets and prepaid expenses	(228)	(88)	(797)	(633)
Other long-term assets	(723)	-	(2,301)	(1)
Accounts payable	2,578	1,512	6,319	3,207
Accrued liabilities	148	3,223	(4,177)	4,757
Other long-term liabilities	35	-	105	-
Deferred revenue	(488)	(132)	58	652
Income tax liability	(34)	1	(27)	3
Net cash provided by (used in) operating activities	(1,616)	3,715	(8,119)	7,605

Cash flows from investing activities:
Acquisition of property, equipment and software	(633)	(233)	(1,214)	(443)
Disposal of property and equipment	3	13	41	53
Proceeds from sales of marketable investments	-	2,400	13,044	9,154
Proceeds from maturities of marketable investments	5,550	14,800	8,050	39,612
Purchase of marketable investments	-	(18,293)	(4,390)	(44,156)
Net cash provided by (used in) investing activities	4,920	(1,313)	15,531	4,220

Cash flows from financing activities:
Repurchases of common stock	-	(6,735)	-	(13,776)
Proceeds from exercise of stock options and employee stock purchase plan	565	695	3,603	4,566
Taxes paid related to net share settlement of equity awards	(307)	(165)	(2,971)	(1,332)
Payments on capital lease obligations	(128)	(92)	(362)	(274)
Net cash provided by (used in) financing activities	130	(6,297)	270	(10,816)

Net increase (decrease) in cash and cash equivalents	3,434	(3,895)	7,682	1,009
Cash and cash equivalents at beginning of period	18,432	18,679	14,184	13,775
Cash and cash equivalents at end of period	$21,866	$14,784	$21,866	$14,784

(1)	As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30, 2018				Three Months Ended September 30, 2017
	GAAP	Adjustments*		Non-GAAP	GAAP(1)	Adjustments*		Non-GAAP

Net revenue	$40,573	$-		$40,573	$38,173	$-		$38,173
Cost of revenue	18,688	(261)	(a)	18,427	15,963	(188)	(a)	15,775
Gross profit	21,885	261		22,146	22,210	188		22,398
Gross margin %	54%			55%	58%			59%

Operating expenses:
Sales and marketing	14,479	(1,183)	(b)	13,296	13,148	(560)	(b)	12,588
Research and development	3,244	(182)	(c)	3,062	3,467	(162)	(c)	3,305
General and administrative	5,160	(792)	(d)	4,368	3,379	(345)	(d)	3,034
Lease termination income	-	-		-	(4,000)	4,000	(e)	-
Total operating expenses	22,883	(2,157)		20,726	15,994	2,933		18,927
Income (loss) from operations	(998)	2,418		1,420	6,216	(2,745)		3,471
Interest and other income (expense), net	(49)	-		(49)	197	-		197
Income (loss) before income taxes	(1,047)	2,418		1,371	6,413	(2,745)		3,668
Provision (benefit) for income taxes	(174)	(39)	(f)	(213)	225	(92)	(f)	133
Net income (loss)	$(873)	$2,457		$1,584	$6,188	$(2,653)		$3,535

Net income (loss) per share:
Basic	$(0.06)			$0.11	$0.44			$0.25
Diluted	$(0.06)			$0.11	$0.42			$0.24

Weighted-average number of shares used in per share calculations:
Basic	13,851			13,851	13,973			13,973
Diluted	13,851			14,258	14,767			14,767

(1)	As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

Operating expenses as a % of net revenue	GAAP	Non-GAAP	GAAP(1)	Non-GAAP
Sales and marketing	35.7%	32.8%	34.4%	33.0%
Research and development	8.0%	7.5%	9.1%	8.7%
General and administrative	12.7%	10.8%	8.9%	7.9%
Lease termination income	0.0%	0.0%	-10.5%	0.0%
	56.4%	51.1%	41.9%	49.6%

* Fiscal third quarter of 2018 and 2017 Non-GAAP results exclude the effect of the below mentioned adjustments ($000s):
a) Adjustment of $261 and $188 for 2018 and 2017, respectively, included non-cash expenses of $65 and $87 related to depreciation, and $196 and $101 of stock-based compensation.
b) Adjustment of $1,183 and $560 for 2018 and 2017, respectively, included non-cash expenses of $642 and $166 related to depreciation and amortization, and $541 and $394 of stock-based compensation.
c) Adjustment of $182 and $162 for 2018 and 2017, respectively, included non-cash expenses of $19 and $5 related to depreciation, and $163 and $157 of stock-based compensation.
d) Adjustment of $792 and $345 for 2018 and 2017, respectively, included non-cash expenses of $61 and $0 related to depreciation and $731 and $345 for stock-based compensation.
e) Adjustment of $4,000 represents non-recurring lease termination income.

f) Adjustment of $39 and $92 for 2018 and 2017, respectively, relates to the net impact of excluding the Non-GAAP adjustments from our tax provision.  The 2018 adjustment excludes a discrete tax benefit of $0.25M related to excess stock deduction activity in the quarter.

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Nine Months Ended September 30, 2018				Nine Months Ended September 30, 2017
	GAAP	Adjustments*		Non-GAAP	GAAP(1)	Adjustments*		Non-GAAP

Net revenue	$117,251	$-		$117,251	$103,861	$-		$103,861
Cost of revenue	55,655	(802)	(a)	54,853	45,084	(612)	(a)	44,472
Gross profit	61,596	802		62,398	58,777	612		59,389
Gross margin %	53%			53%	57%			57%

Operating expenses:
Sales and marketing	43,102	(3,509)	(b)	39,593	36,708	(1,714)	(b)	34,994
Research and development	10,895	(668)	(c)	10,227	9,393	(648)	(c)	8,745
General and administrative	15,501	(2,698)	(d)	12,803	10,143	(1,399)	(d)	8,744
Lease termination income	-	-		-	(4,000)	4,000	(e)	-
Total operating expenses	69,498	(6,875)		62,623	52,244	239		52,483
Income (loss) from operations	(7,902)	7,677		(225)	6,533	373		6,906
Interest and other income (expense), net	(80)	-		(80)	746	-		746
Income (loss) before income taxes	(7,982)	7,677		(305)	7,279	373		7,652
Provision (benefit) for income taxes	(3,505)	130	(f)	(3,375)	166	(80)	(f)	86
Net income (loss)	$(4,477)	$7,547		$3,070	$7,113	$453		$7,566

Net income (loss) per share:
Basic	$(0.33)			$0.22	$0.51			$0.54
Diluted	$(0.33)			$0.21	$0.48			$0.51

Weighted-average number of shares used in per share calculations:
Basic	13,717			13,717	13,917			13,917
Diluted	13,717			14,285	14,733			14,733

(1)	As of January 1, 2018, the Company adopted the requirements of ASC 606 using the modified retrospective method, and as a result, there is a lack of comparability to the prior periods presented.

Operating expenses as a % of net revenue	GAAP	Non-GAAP	GAAP(1)	Non-GAAP
Sales and marketing	36.8%	33.8%	35.3%	33.7%
Research and development	9.3%	8.7%	9.0%	8.4%
General and administrative	13.2%	10.9%	9.8%	8.4%
Lease termination income	0.0%	0.0%	-3.9%	0.0%
	59.3%	53.4%	50.3%	50.5%

* Year-to-date September 30, 2018 and 2017 Non-GAAP results exclude the effect of the below mentioned adjustments ($000s):
a) Adjustment of $802 and $612 for 2018 and 2017, respectively, included non-cash expenses of $226 and $235 related to depreciation, and $576 and $377 of stock-based compensation.

b) Adjustment of $3,509 and $1,714 for 2018 and 2017, respectively, included non-cash expenses of $1,765 and $499 related to depreciation and amortization, and $1,744 and $1,215 of stock-based compensation.

c) Adjustment of $668 and $648 for 2018 and 2017, respectively, included non-cash expenses of $51 and $15 related to depreciation, and $617 and $633 of stock-based compensation.
d) Adjustment of $2,698 and $1,399 for 2018 and 2017, respectively, included non-cash expenses of $111 and $1 related to depreciation and $2,587 and $1,398 for stock-based compensation.
e) Adjustment of $4,000 represents non-recurring lease termination income.

f) Adjustment of ($130) and $80 for 2018 and 2017, respectively, relates to the net impact of excluding the Non-GAAP adjustments from our tax provision.  The 2018 adjustment excludes a discrete tax benefit of $2.85M related to excess stock deduction activity.